Exhibit 99.1
CONDENSED CONSOLIDATED FINANCIAL DATA

Set forth below is summary condensed consolidated financial data for TRU Taj LLC (“TRU Taj”), a wholly-owned indirect subsidiary of Toys “R” Us, Inc. (the “Company”), and its subsidiaries for the thirteen weeks ended April 29, 2017 and April 30, 2016, as well as the last twelve months (“LTM”) ended April 29, 2017, which is being furnished pursuant to the indenture relating to the 12% Senior Secured Notes due 2021 issued by TRU Taj. Tax balances are presented on a combined basis, allocated to TRU Taj and its subsidiaries.
The financial data set forth below was derived from the Company’s internal financial statements and has not been audited or reviewed by our independent accountants. The financial data set forth below should be read in conjunction with, and is qualified in its entirety by the Company’s Quarterly Report on Form 10-Q for the thirteen weeks ended April 29, 2017.

TRU TAJ LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED OPERATIONS DATA
(UNAUDITED)

	13 Weeks Ended		LTM
(In millions)	April 29, 2017	April 30, 2016	April 29, 2017
Net sales	$679	$699	$3,551
Other revenues (a)	70	72	270
Total revenues	749	771	3,821
Cost of sales	420	431	2,163
Gross margin	329	340	1,658
Selling, general and administrative expenses	272	290	1,166
Depreciation and amortization	29	29	121
Other income, net	(2)	(1)	3
Intercompany expense	18	14	95
Total operating expenses	317	332	1,385
Operating earnings	12	8	273
Interest expense	(45)	(36)	(160)
Interest income	—	1	1
Loss before income taxes	(33)	(27)	114
Income tax (benefit) expense	(1)	(8)	41
Net loss	(32)	(19)	73
Less: Net earnings attributable to noncontrolling interest	1	1	7
Net (loss) earnings attributable to TRU Taj LLC	$(33)	$(20)	$66

Other Operating Data:
Adjusted EBITDA (b)	$41	$42	$407
Same store sales	(0.7)%	0.9%
Issuer Consolidated Adjusted EBITDA (c)			$173
Issuer Leverage Ratio (d)			3.6x

(a)	Comprised of Toys “R” Us Property Company I, LLC’s (“Propco I”) base rents and tenant reimbursements from Toys “R” Us - Delaware, Inc.

(b)
Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest expense (income), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess actual operating performance including certain items which are generally non-recurring. We have excluded the impact of such items from internal performance assessments. We believe that excluding items such as goodwill and asset impairment charges, impact of litigation, noncontrolling interest, net loss (gain) on sales of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.
We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, our financial data prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors. We also use Adjusted EBITDA for the calculation of certain ratios in accordance with our debt covenants.
Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.

(c)
Issuer Consolidated Adjusted EBITDA, and the calculation there of, is defined in the Taj Notes Indenture, included in the Company’s Form 8-K, filed August 18, 2016. A reconciliation of Net (loss) earnings attributable to TRU Taj and its subsidiaries to Issuer Consolidated Adjusted EBITDA is presented in the table on the following page. Issuer Consolidated Adjusted EBITDA as presented herein has been calculated in accordance with the definition of “Issuer Consolidated Adjusted EBITDA.” Issuer Consolidated Adjusted EBITDA is primarily a covenant calculation, and therefore is not entirely comparable to the calculation of Adjusted EBITDA for the Company. We believe that the presentation of Issuer Consolidated Adjusted EBITDA provides useful information to investors regarding the Taj Notes Indenture covenants.

(d)
The Issuer Leverage Ratio has been calculated in accordance with the definition of “Issuer Leverage Ratio” as defined in the Taj Notes Indenture, using the aggregate principal amount of the Taj Notes and specified other debt. Accordingly, the calculation of the Issuer Leverage Ratio represents the ratio of:

•	the sum of (i) $583 million of the Taj Notes plus (ii) $40 million of Toys-Japan 1.85%-2.18% loans, plus (iii) $8 million of financing obligations and other borrowed monies of Toys “R” Us SARL; to

•	Issuer Consolidated Adjusted EBITDA.
The Issuer Leverage Ratio is primarily a covenant calculation, and therefore would not be comparable to a leverage ratio calculated for the Company on a consolidated basis.

A reconciliation of Net (loss) earnings attributable to TRU Taj LLC and its subsidiaries to EBITDA and Adjusted EBITDA is as follows:

	13 Weeks Ended		LTM
(In millions)	April 29, 2017	April 30, 2016	April 29, 2017
Net (loss) earnings attributable to TRU Taj LLC	$(33)	$(20)	$66
Add:
Income tax (benefit) expense	(1)	(8)	41
Interest expense, net	45	35	159
Depreciation and Amortization	29	29	121
EBITDA	40	36	387
Adjustments:
Net earnings attributable to noncontrolling interest (a)	1	1	7
Litigation (b)	—	4	—
Compensation expense (c)	—	1	(1)
Loss on sales of assets (d)	—	1	—
Certain transaction costs	—	(1)	3
Foreign currency re-measurement (e)	—	—	5
Severance	—	—	4
Store closure costs (f)	—	—	1
Impairment of long-lived assets (g)	—	—	1
Adjusted EBITDA	$41	$42	$407
Less:
Propco I Adjusted EBITDA (h)	(48)	(48)	(180)
UK Propco intercompany rent	(8)	(9)	(31)
France Propco intercompany rent	(2)	(2)	(9)
Adjusted EBITDA attributable to Asia JV minority interest (i)	(3)	(3)	(14)
Issuer Consolidated Adjusted EBITDA (j)	$(20)	$(20)	$173

(a)	Represents noncontrolling interests in Toys (Labuan) Holding Limited (“Asia JV”).

(b)	Represents certain litigation expenses and settlements recorded for legal matters.

(c)	Primarily represents the incremental compensation expense related to certain one-time awards and modifications, net of forfeitures of certain officers’ awards.

(d)	Represents sale of properties and certain assets.

(e)	Represents the unrealized loss (gain) on foreign exchange related to intercompany balances with affiliates.

(f)	Represents store closure costs, net of lease surrender income.

(g)	Asset impairments primarily due to the identification of underperforming stores, the relocation of certain stores and property sales.

(h)	For the thirteen weeks ended April 29, 2017 and April 30, 2016 and the last twelve months ended April 29, 2017 Propco I Adjusted EBITDA is as follows:

	13 Weeks Ended		LTM
(In millions)	April 29, 2017	April 30, 2016	April 29, 2017
Net earnings	$27	$26	$95
Add:
Interest expense, net	15	15	60
Depreciation and amortization	6	6	25
EBITDA	48	47	180
Adjustments:
Loss on sales of assets	—	1	—
Adjusted EBITDA	$48	$48	$180

(i)
The amounts presented for the thirteen weeks ended April 29, 2017 and April 30, 2016 and the last twelve months ended April 29, 2017 are based on the minority interest percentage of ownership in the Asia JV during each of those respective periods. On March 24, 2017, the Company combined the legal entity structure for its Toys-Japan and China and Southeast Asia businesses (the “Asia Merger”). The combination was effected by the issuance of new shares of the Asia JV in exchange for our contribution of Toys-Japan, which resulted in Fung Retailing’s ownership of 15% in the combined company and our ownership of 85% in the combined company. Prior to the Asia Merger, Fung Retailing held a 30% interest in the Asia JV business.

(j)	As defined in the Taj Notes Indenture for the calculation of Issuer Leverage Ratio.

TRU TAJ LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(UNAUDITED)

(In millions)	April 29, 2017	April 30, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$253	$268
Accounts and other receivables	135	145
Merchandise inventories	711	746
Prepaid expenses and other current assets	86	94
Total current assets	1,185	1,253
Property and equipment, net	1,385	1,476
Goodwill	64	64
Deferred tax assets	87	100
Restricted cash	46	47
Straight-line rent receivable from affiliate	205	196
Other assets	180	208
Total Assets	$3,152	$3,344

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$474	$531
Accrued expenses and other current liabilities	225	256
Income taxes payable	6	18
Current portion of long-term debt	92	57
Total current liabilities	797	862
Long-term debt	1,850	1,410
Deferred tax liabilities	58	27
Deferred rent liabilities	158	158
Due to affiliates, net	1	195
Other non-current liabilities	139	133
Temporary Equity - Noncontrolling interest	—	119
Total stockholders’ equity	149	440
Total Liabilities, Temporary Equity and Stockholders’ Equity	$3,152	$3,344